SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     January 22, 2003

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

On January 22, 2003, ISCO International, Inc. announced that it has received a purchase order for Adaptive Notch Filters (ANF™) from a wireless operator in Israel. The nearly half a million dollar order, which represents the first significant deployment of ANF™ solutions outside North America, is scheduled for shipment during the first quarter of 2003.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: January 22, 2003		ISCO International, Inc.

Frank Cesario

	By:	/s/ Frank Cesario

Frank Cesario
Chief Financial Officer